Exhibit 21

                               HALLIBURTON COMPANY
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1996

                                                          State Or
                                                          Country Of
Name Of Company                                           Incorporation

Avalon Financial Services, Ltd.                           Cayman Islands
Breswater Marine Contracting BV                           Netherlands
Brown & Root (Overseas) Limited                           United Kingdom
Brown & Root A/S                                          Norway
Brown & Root Corporate Services, Inc.                     Delaware
Brown & Root Ealing Technical Services Limited            United Kingdom
Brown & Root Energy Services A/S                          Norway
Brown & Root Far East Engineers Pte Ltd.                  Delaware
Brown & Root Highlands Fabricators Limited                United Kingdom
Brown & Root Holdings, Inc.                               Delaware
Brown & Root Industrial Services, Inc.                    Delaware
Brown & Root International, Inc.                          Delaware
Brown & Root International, Inc. (Panama)                 Panama
Brown & Root Limited                                      United Kingdom
Brown & Root NA Limited                                   British Virgin Islands
Brown & Root Projects Limited                             United Kingdom
Brown & Root Pty Limited                                  Australia
Brown & Root Saudi Limited Co.                            Saudi Arabia
Brown & Root Services Corporation                         Delaware
Brown & Root Skoda SRO Ltd.                               Czech Republic
Brown & Root Technical Services, Inc.                     Delaware
Brown & Root Toll Road Investment Partners, Inc.          Delaware
Brown & Root, Inc.                                        Delaware
Dawson Group Pty Ltd.                                     Australia
European Marine Contractors Limited                       United Kingdom
G&H Management Company                                    Delaware
Gearhart (United Kingdom) Limited                         United Kingdom
Halliburton (Proprietary) Limited                         South Africa
Halliburton Affiliates Corporation                        Delaware
Halliburton Argentina SA                                  Argentina
Halliburton Australia Pty Ltd.                            Australia
Halliburton BV                                            Netherlands
Halliburton Canada Inc.                                   Canada
Halliburton Company Germany GmbH                          Germany
Halliburton de Mexico, SA de CV                           Mexico
Halliburton Delaware, Inc.                                Delaware
Halliburton Energy Services Asia, Inc.                    Texas
Halliburton Energy Services Nigeria Limited               Nigeria
Halliburton Energy Services, Inc.                         Delaware
Halliburton Equipment Company SAE                         Egypt
Halliburton Global, Ltd.                                  Cayman Islands
Halliburton Holdings Limited                              United Kingdom
Halliburton Holdings, Inc.                                Delaware
Halliburton International, Inc.                           Delaware
Halliburton Italiana SpA                                  Italy
Halliburton Latin America SA                              Panama
Halliburton Limited                                       United Kingdom
Halliburton Manufacturing and Services Limited            United Kingdom


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                                                              Exhibit 21 (Cont.)

                               HALLIBURTON COMPANY
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1996


                                                          State Or
                                                          Country Of
Name Of Company                                           Incorporation

Halliburton Norway, Inc.                                  Delaware
Halliburton NUS Corporation                               Delaware
Halliburton Offshore Services, Inc.                       Delaware
Halliburton Overseas Limited                              Cayman Islands
Halliburton Products & Services Limited                   Cayman Islands
Halliburton SAS                                           France
Halliburton Servicos Ltda                                 Brazil
Halliburton Singapore Pte Ltd.                            Singapore
Halliburton West Africa Ltd.                              Delaware
Halliburton Worldwide Limited                             Cayman Islands
HLS (West Africa) Holdings, Inc.                          Texas
HLS Well Evaluation Limited                               United Kingdom
Howard Humphreys & Partners Limited                       United Kingdom
Howard Humphreys Group Limited                            United Kingdom
Hunting- Brae Limited                                     United Kingdom
Landmark EAME, Ltd.                                       United Kingdom
Landmark Graphics Corporation                             Delaware
Landmark Graphics Europe/Africa, Inc.                     Delaware
Laurel Financial Services BV                              Netherlands
MIHC, Inc.                                                Delaware
Overseas Marine Leasing Company                           Delaware
PT Gema Sembrown                                          Indonesia
PT Halliburton Indonesia                                  Indonesia
PT Halliburton Logging Services Indonesia                 Indonesia
Rockwater Holdings Limited                                United Kingdom
Rockwater Limited                                         United Kingdom
Rockwater, Inc.                                           Delaware
Seaforth Maritime Limited                                 United Kingdom
Servicios Halliburton de Venezuela, SA                    Delaware


(1) Each of the subsidiaries named conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name.

(2) Registrant has 100% direct or indirect ownership in the subsidiaries named except for the following: Brown & Root NA Limited, 50%; Brown & Root Saudi Limited Co., 49%; Brown & Root Skoda SRO Ltd., 66%; European Marine Contractors Ltd., 50%; Halliburton Energy Services Nigeria Limited, 80%; European Marine Contractors Ltd., 50%; Halliburton Energy Services Nigeria Limited, 80%; European Marine Contractors Ltd., 50%; Halliburton Energy Services Nigeria Limited, 80%; Halliburton Equipment Company SAE, 75%; Hunting-Brae Limited, 31%; PT Gema Sembrown, 45%; Brown & Root Energy
     Services A/S, 75%; PT Halliburton Indonesia, 80%; and PT Halliburton Logging Services Indonesia, 80%.

(3) The names of approximately 146 subsidiaries have been omitted since the unnamed subsidiaries considered in the aggregate would not constitute a significant subsidiary as defined by Item 601(b)(21).